Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

Barrick Gold Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

	Debt	Debt Securities		(1)	(1)			(1)

	Equity	Common Shares		(1)	(1)			(1)

	Other	Warrants		(1)	(1)			(1)

Fees to Be Paid	Other	Subscription Receipts		(1)	(1)			(1)

	Other	Units		(1)	(1)			(1)

	Other	Share Purchase Contracts		(1)	(1)			(1)

	Unallocated (Universal) Shelf		Rule 457(o)	(1)	(1)	U.S.$4,000,000,000 (2)	U.S.$110.20 per U.S.$1,000,000	U.S.$440,800

Fees Previously Paid	—	—	—	—	—	—		—

	Total Offering Amounts					U.S.$4,000,000,000		U.S.$440,800

	Total Fees Previously Paid							—

	Total Fee Offsets							U.S.$440,800

	Net Fee Due							U.S.$0

(1)

There are being registered under this Registration Statement (the “Registration Statement”) such indeterminate number of securities (the “Securities”) of Barrick Gold Corporation (the “Registrant”) as shall have an aggregate initial offering price not to exceed U.S.$4,000,000,000. The proposed maximum initial offering price per Security will be determined, from time to time, by the Registrant in connection with the sale of the Securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Barrick Gold Corporation	F-10	333-255874	May 7, 2021		U.S.$440,800 (1) (2) (3)	Unallocated (Universal) Shelf	(4)	(5)	U.S.$4,000,000,000

Fee Offset Sources	Barrick Gold Corporation	F-10	333-230235		March 13, 2019						U.S.$21,200

Fee Offset Sources	Barrick Gold Corporation	F-10	333-216099		February 16, 2017						U.S.$463,600

(1)

The Registrant previously paid U.S.$463,600 in registration fees with respect to the registration statement on Form F-10 (File No. 333-216099) initially filed on February 16, 2017 (the “2017 Registration Statement”), pertaining to the registration of U.S.$4,000,000,000 aggregate initial offering price of securities of the Registrant, all of which remained unutilized and was used to offset the total filing fee required from the 2019 Registration Statement and 2021 Registration Statement (each as defined below).

(2)

The Registrant previously paid U.S.$484,800 in registration fees (the Registrant transferred funds of U.S.$21,200 and used the available offset for the remainder of the fee) with respect to the registration statement on Form F-10 (File No. 333-230235) filed on March 13, 2019 (the “2019 Registration Statement”), pertaining to the registration of U.S.$4,000,000,000 aggregate initial offering price of securities of the Registrant, all of which remained unutilized and was used to offset the total filing fee required from the 2021 Registration Statement.

(3)

The Registrant previously paid $436,400 in registration fees using the available offsets from the 2017 Registration Statement and 2019 Registration Statement (leaving a remainder of U.S.$48,400 available for future offsets) with respect to the registration statement on Form F-10 (File No. 333-255874) filed on May 7, 2021 (the “2021 Registration Statement”), pertaining to the registration of U.S.$4,000,000,000 aggregate initial offering price of securities of the Registrant, all of which remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is U.S.$440,800, taking into consideration the available offset of U.S.$484,800 from the 2019 Registration Statement and 2021 Registration Statement, no additional amount is being paid herewith.

(4)

The Registrant registered under the 2021 Registration Statement, 2019 Registration Statement and 2017 Registration Statement, in each case, such indeterminate number of securities of the Registrant in an aggregate initial offering price of up to U.S.$4,000,000,000.

(5)	The Registrant has terminated or completed any offerings that included the unsold securities under the 2021 Registration Statement, the 2019 Registration Statement and the 2017 Registration Statement.